Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter / Annual 2018 Results

And 2019 Guidance

Wakefield, MA—February 12,  2019—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the fourth quarter and year ended December  31, 2018.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“Leasing activity within our property portfolio of 32 operating and 3 redevelopment properties continued to be solid during the fourth quarter of 2018, with approximately 398,000 square feet leased during the quarter.  This leasing activity contributed to making 2018 a record year of leasing at FSP, with approximately 1,681,000 square feet leased during the year.   We also continued to see increased leasing activity in our energy-influenced markets of Houston and Denver.  The price of oil was particularly volatile over the past quarter and we believe that longer-term supply/demand pricing characteristics of that commodity will be an important factor affecting future levels of office space absorption in those markets during 2019 and 2020.

As anticipated, we did experience known and planned for tenant move outs during the fourth quarter of 2018, including Burger King at Blue Lagoon in Miami, Florida, SunTrust at Innsbrook in Glen Allen, Virginia, and Red Cross at Forest Park in Charlotte, North Carolina, which reduced overall leased occupancy in our property portfolio.

As 2019 begins, we are continuing our lease-up efforts at our approximately 130,000 square foot redevelopment property known as 801 Marquette in Minneapolis, Minnesota, which was approximately 37% leased as of December 31, 2018.  In addition, we are now redeveloping an approximately 213,000 square foot property known as Blue Lagoon in Miami, Florida and an approximately 62,000 square foot property known as Forest Park in Charlotte, North Carolina, for a total of approximately 400,000 square feet of redevelopment space in the aggregate.  Similar to 801 Marquette, prior to beginning our redevelopment efforts, both Blue Lagoon and Forest Park had been long-term leased to single-tenants.  In addition, both assets have been owned by us (or our affiliates) for in excess of 15 years, are anchored in excellent locations within their respective markets, and have generated consistently strong cash flows.  We believe that current market rents for these assets are meaningfully higher than the expiring single-tenant rents.  We also believe that our redevelopment efforts will provide us the opportunity to capture significant increased value for our shareholders through higher ongoing rental cash flows, as we seek to achieve a strong, long-term rate of return on our costs of redevelopment.  Currently, these 3 redevelopment properties contribute no material rental income to the Company.

As 2019 begins, we are optimistic about our ability to lease significant portions of our vacancy in our 32 operating properties and in our 3 redevelopment properties, and believe that successful results will mark the beginning of a longer-term, more sustainable, rise in operating performance and value creation within our property portfolio in 2020. The reduction to our dividend in 2018 allows the Company to retain more operating cash flow to fund anticipated increased leasing costs and capital expenditures during 2019 and 2020.”

Highlights

•

Net Income was $1.4 million and $13.1 million or $0.01 and $0.12 per basic and diluted share for the fourth quarter and year ended December 31, 2018, respectively.  FFO was $24.5 million and $102.5 million or $0.23 and $0.96 per basic and diluted share for the fourth quarter and year ended December  31, 2018, respectively.

•	Adjusted Funds From Operations (AFFO) was $0.10 and $0.47 per basic and diluted share for the fourth quarter and year ended December 31, 2018, respectively.

Leasing Update

•

Our directly owned real estate portfolio of 32 operating properties (excluding 3 redevelopment properties) totaling approximately 9.5 million square feet was approximately 89.0% leased as of December  31, 2018.

•

During the year ended December 31, 2018, we leased approximately 1,681,000 square feet, of which approximately 397,000 was with new tenants, representing a 14% increase in leasing accomplished compared to 2017,  and a new high for the company.

•	During the three months ended December 31, 2018, we leased approximately 398,000 square feet, of which approximately 54,000 square feet was with new tenants.
•	The portfolio assets in our core markets of Houston and Denver improved in 2018:
o	Our core market of Houston’s leased percentage increased to 86.0% as of December 31, 2018, up from 76.4% leased as of December 31, 2017.
o	Our core market of Denver’s leased percentage increased to 90.7% as of December 31, 2018, up from 89.7% leased as of December 31, 2017.

Dividend Update

On January 11, 2019, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended December 31, 2018 of $0.09 per share of common stock that will be paid on February 14, 2019 to stockholders of record on January 25, 2019.

Non-GAAP Financial Information

A reconciliation of Net income (loss) to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of December 31, 2018.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

FFO Guidance

We are initiating our full year net income guidance for 2019, which is estimated to be in the range of a net loss of approximately $0.03 to net income of $0.03 per basic and diluted share, and are for the first quarter of 2019, which is estimated to be in the range of a net loss of approximately $0.02 to $0.00 per basic and diluted share.  We are initiating our full year FFO guidance for 2019, which is estimated to be in the range of approximately $0.81 to $0.87  per basic and diluted share, and for the first quarter of 2019, which is estimated to be in the range of approximately $0.19 to $0.21 per basic and diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and general and administrative expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

A reconciliation of the guidance for net income (loss) per share to the guidance for FFO per share is provided as follows:

	Q1 2019 Range		Full Year 2019 Range
	Low	High	Low	High
Net income (loss) per share	$(0.02)	$-	$(0.03)	$0.03
GAAP income from non-consolidated REITs	-	-	-	-
FFO from non-consolidated REITs	-	-	-	-
Depreciation & Amortization	0.21	0.21	0.84	0.84
Funds From Operations per share	$0.19	$0.21	$0.81	$0.87

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for February 13, 2019 at 10:00 a.m. (ET) to discuss the fourth quarter and year end 2018 results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our five core markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as our ability to lease space in the future, expectations for FFO and net income (loss) in future periods, expectations for operating performance, rates of return and value creation/enhancement in future periods, expectations for operating cash flow in future periods, expectations for growth, leasing and acquisition and disposition activities in future periods, including in the Denver and Houston markets, expectations regarding the timing, leasing and economic results of our redevelopment properties, and prospects for long-term sustainable growth, that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, including the level of interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Income (Loss)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2018	2017	2018	2017

Revenue:
Rental	$65,304	$65,555	$263,777	$267,265
Related party revenue:
Management fees and interest income from loans	1,268	1,271	5,061	5,285
Other	6	9	32	38
Total revenue	66,578	66,835	268,870	272,588

Expenses:
Real estate operating expenses	18,652	18,720	70,703	71,212
Real estate taxes and insurance	10,737	9,961	45,857	45,841
Depreciation and amortization	23,327	25,659	94,230	101,258
General and administrative	3,162	3,665	13,070	13,471
Interest	9,200	8,657	38,374	32,387
Total expenses	65,078	66,662	262,234	264,169

Income before equity in income (loss) of non-consolidated REITs, other, gain (loss) on sale of properties and properties held for sale and taxes	1,500	173	6,636	8,419
Equity in income (loss) of non-consolidated REITs	—	(2,885)	6,793	(3,604)
Other	—	(2,096)	—	(1,878)
Gain (loss) on sale of properties and properties held for sale	—	(21)	—	(18,481)

Income (loss) before taxes on income	1,500	(4,829)	13,429	(15,544)
Taxes on income	129	103	360	400
Net income (loss)	$1,371	$(4,932)	$13,069	$(15,944)

Weighted average number of shares outstanding, basic and diluted	107,231	107,231	107,231	107,231

Net income (loss) per share, basic and diluted	$0.01	$(0.05)	$0.12	$(0.15)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share and par value amounts)	2018	2017
Assets:
Real estate assets:
Land	$191,578	$191,578
Buildings and improvements	1,857,935	1,811,631
Fixtures and equipment	8,839	5,614
	2,058,352	2,008,823
Less accumulated depreciation	432,579	376,131
Real estate assets, net	1,625,773	1,632,692
Acquired real estate leases, less accumulated amortization of $101,897 and $109,771, respectively	59,595	86,520
Investment in non-consolidated REITs	—	70,164
Cash, cash equivalents and restricted cash	11,177	9,819
Tenant rent receivables, less allowance for doubtful accounts of $200 and $250, respectively	3,938	3,123
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $50, respectively	54,006	53,194
Prepaid expenses and other assets	10,400	8,387
Related party mortgage loan receivables	70,660	71,720
Other assets: derivative asset	14,765	13,925
Office computers and furniture, net of accumulated depreciation of $1,512 and $1,420, respectively	197	289
Deferred leasing commissions, net of accumulated amortization of $24,318 and $22,276, respectively	47,591	40,679
Total assets	$1,898,102	$1,990,512

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$25,000	$78,000
Term loans payable, less unamortized financing costs of $5,722 and $5,099, respectively	764,278	764,901
Series A & Series B Senior Notes, less unamortized financing costs of $1,150 and $1,308, respectively	198,850	198,692
Accounts payable and accrued expenses	59,183	61,039
Accrued compensation	3,043	3,641
Tenant security deposits	6,319	5,383
Other liabilities: derivative liabilities	—	1,759
Acquired unfavorable real estate leases, less accumulated amortization of $6,605 and $7,638, respectively	3,795	5,805
Total liabilities	1,060,468	1,119,220

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,231,155 and 107,231,155 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,356,457	1,356,457
Accumulated other comprehensive loss	14,765	12,166
Accumulated distributions in excess of accumulated earnings	(533,599)	(497,342)
Total stockholders’ equity	837,634	871,292
Total liabilities and stockholders’ equity	$1,898,102	$1,990,512

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Year Ended
	December 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net income (loss)	$13,069	$(15,944)
Adjustments to reconcile net income or loss to net cash provided by operating activities:
Depreciation and amortization expense	97,171	103,743
Amortization of above and below market leases	(556)	(1,031)
Equity in (income) loss of non-consolidated REITs	(6,793)	3,604
Hedge ineffectiveness	—	1,878
Loss on sale of properties and properties held for sale	—	18,481
Increase (decrease) in allowance for doubtful accounts	(50)	150
Changes in operating assets and liabilities:
Tenant rent receivables	(765)	(160)
Straight-line rents	381	(1,767)
Lease acquisition costs	(1,193)	(2,052)
Prepaid expenses and other assets	(1,940)	(403)
Accounts payable and accrued expenses	(4,077)	3,870
Accrued compensation	(598)	(143)
Tenant security deposits	936	28
Payment of deferred leasing commissions	(15,383)	(14,309)
Net cash provided by operating activities	80,202	95,945
Cash flows from investing activities:
Property improvements, fixtures and equipment	(51,057)	(54,187)
Office computers and furniture	—	(119)
Investment in non-consolidated REITs	74,931	—
Distributions in excess of earnings from non-consolidated REITs	710	1,396
Repayment of related party mortgage loan receivable	1,060	10,060
Proceeds received on sales of real estate assets	—	37,756
Net cash provided by (used in) investing activities	25,644	(5,094)
Cash flows from financing activities:
Distributions to stockholders	(49,326)	(81,496)
Borrowings under bank note payable	38,000	75,000
Repayments of bank note payable	(91,000)	(277,000)
Borrowing of Series A & Series B Senior Notes	—	200,000
Deferred financing costs	(2,162)	(6,902)
Net cash used in financing activities	(104,488)	(90,398)
Net increase in cash, cash equivalents and restricted cash	1,358	453
Cash, cash equivalents and restricted cash, beginning of year	9,819	9,366
Cash, cash equivalents and restricted cash, end of period	$11,177	$9,819

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2019	854,888	8.6%
2020	1,072,050	10.8%
2021	691,623	7.0%
2022	1,206,763	12.2%
2023	776,188	7.9%
Thereafter (2)	5,289,790	53.5%
	9,891,302	100.0%

(1)	Percentages are determined based upon total square footage.
(2)

Includes 1,046,853 square feet of current vacancies at our operating properties and 294,421 square feet of current vacancies at our redevelopment properties. We define redevelopment properties as properties being developed, redeveloped or where development/redevelopment is complete but that are not yet stabilized.

(dollars & square feet in 000's)	As of December 31, 2018 (a)
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$537,998	33.1%	2,609	26.4%
Texas	9	348,404	21.4%	2,417	24.4%
Georgia	5	322,698	19.9%	1,967	19.9%
Minnesota	3	118,871	7.3%	750	7.6%
Virginia	4	82,920	5.1%	685	6.9%
North Carolina	2	50,592	3.1%	322	3.2%
Missouri	2	47,292	2.9%	351	3.6%
Illinois	2	48,731	3.0%	372	3.8%
Florida	1	38,432	2.4%	213	2.2%
Indiana	1	29,835	1.8%	205	2.0%
Total	35	$1,625,773	100.0%	9,891	100.0%

(a)	Includes investment in our redevelopment properties. We define redevelopment properties as properties being developed, redeveloped or where complete, but that are not yet stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-18	30-Jun-18	30-Sep-18	31-Dec-18	31-Dec-18
Tenant improvements	$6,777	$8,212	$7,084	$6,895	$28,968
Deferred leasing costs	1,021	5,314	4,394	3,746	14,475
Non-investment capex	1,858	2,558	2,328	3,342	10,086
	$9,656	$16,084	$13,806	$13,983	$53,529

	For the Three Months Ended				Year Ended
	31-Mar-17	30-Jun-17	30-Sep-17	31-Dec-17	31-Dec-17
Tenant improvements	$6,474	$5,363	$4,474	$4,166	$20,477
Deferred leasing costs	1,579	1,963	4,482	5,869	13,893
Non-investment capex	1,670	1,685	1,860	3,836	9,051
	$9,723	$9,011	$10,816	$13,871	$43,421

Square foot & leased percentages	December 31,	December 31,
	2018	2017
Operating Properties (a):
Number of properties	32	34
Square feet	9,486,650	9,761,984
Leased percentage	89.0%	89.7%

Redevelopment Properties:
Number of properties	3	1
Square feet	404,652	129,821
Leased percentage	27.2%	1.9%

Managed Properties - Single Asset REITs (SARs):
Number of properties	3	4
Square feet	674,342	810,278

Total Operating, Redevelopment and Managed Properties:
Number of properties	38	39
Square feet	10,565,644	10,702,083

(a)

Excludes investment in our redevelopment properties.  We define redevelopment properties as properties being developed, redeveloped or where development/redevelopment is complete but that are not yet stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Sep-18	Leased (2)	31-Dec-18	Leased (2)

	FOREST PARK (3)	Charlotte, NC	—	100.0%	100.0%	Note (3)	Note (3)
1	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
2	TIMBERLAKE	Chesterfield, MO	234,496	100.0%	100.0%	100.0%	100.0%
3	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	100.0%
4	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
5	PARK TEN	Houston, TX	157,460	89.5%	89.5%	89.5%	89.5%
6	PARK TEN PHASE II	Houston, TX	156,746	59.7%	34.6%	65.5%	65.5%
7	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
8	ADDISON	Addison, TX	289,302	100.0%	100.0%	89.3%	80.4%
9	COLLINS CROSSING	Richardson, TX	300,887	100.0%	100.0%	99.4%	99.4%
10	INNSBROOK	Glen Allen, VA	298,456	100.0%	100.0%	57.3%	57.3%
11	RIVER CROSSING	Indianapolis, IN	205,059	94.9%	94.9%	94.2%	94.7%
12	LIBERTY PLAZA	Addison, TX	218,934	80.8%	80.3%	80.4%	80.7%
13	380 INTERLOCKEN	Broomfield, CO	240,358	86.2%	86.2%	93.4%	93.4%
14	390 INTERLOCKEN	Broomfield, CO	241,512	98.2%	98.4%	98.2%	98.2%
	BLUE LAGOON (3)	Miami, FL	—	100.0%	100.0%	Note (3)	Note (3)
15	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
16	ONE OVERTON PARK	Atlanta, GA	387,267	79.7%	79.5%	79.7%	79.7%
17	LOUDOUN TECH	Dulles, VA	136,658	95.7%	95.7%	95.7%	95.7%
18	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
19	121 SOUTH EIGHTH ST	Minneapolis, MN	293,460	80.4%	79.1%	80.1%	80.2%
20	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
21	LEGACY TENNYSON CTR	Plano, TX	202,600	90.4%	87.7%	90.4%	90.4%
22	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
23	909 DAVIS	Evanston, IL	195,098	97.8%	97.8%	97.8%	97.8%
24	ONE RAVINIA DRIVE	Atlanta, GA	386,602	91.3%	91.3%	92.3%	91.6%
25	TWO RAVINIA	Atlanta, GA	411,047	78.2%	77.7%	78.5%	78.4%
26	WESTCHASE I & II	Houston, TX	629,025	84.5%	85.8%	84.7%	84.8%
27	1999 BROADWAY	Denver, CO	676,379	81.3%	78.2%	81.8%	82.0%
28	999 PEACHTREE	Atlanta, GA	621,946	84.6%	84.7%	84.6%	84.6%
29	1001 17th STREET	Denver, CO	655,413	97.7%	96.1%	97.7%	97.7%
30	PLAZA SEVEN	Minneapolis, MN	326,757	87.3%	87.3%	88.2%	87.9%
31	PERSHING PLAZA	Atlanta, GA	160,145	97.4%	97.4%	97.4%	97.4%
32	600 17th STREET	Denver, CO	598,630	84.5%	85.1%	86.0%	85.5%
	OPERATING TOTAL		9,486,650	90.5%	89.7%	89.0%	88.9%

33	FOREST PARK	Charlotte, NC	62,212	—	—	100.0%	100.0%
34	BLUE LAGOON	Miami, FL	212,619	—	—	0.0%	66.7%
35	801 MARQUETTE AVE	Minneapolis, MN	129,821	15.8%	15.8%	37.0%	29.9%
	REDEVELOPMENT TOTAL		404,652	15.8%	15.8%	27.2%	60.0%

	OWNED PORTFOLIO TOTAL		9,891,302

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3)	Classified as a redevelopment property.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of December  31, 2018

			% of
	Tenant	Sq Ft	Portfolio
1	IQVIA Holdings Inc.	259,531	2.6%
2	CITGO Petroleum Corporation	248,399	2.5%
3	Newfield Exploration Company	234,495	2.4%
4	US Government	223,641	2.3%
5	Centene Management Company, LLC	216,879	2.2%
6	Eversheds Sutherland (US) LLP	179,868	1.8%
7	The Vail Corporation	164,636	1.7%
8	EOG Resources, Inc.	160,937	1.6%
9	T-Mobile South, LLC dba T-Mobile	151,792	1.5%
10	Citicorp Credit Services, Inc.	146,260	1.5%
11	Petrobras America, Inc.	144,813	1.4%
12	Jones Day	140,342	1.4%
13	Argo Data Resource Corporation	140,246	1.4%
14	Kaiser Foundation Health Plan	120,979	1.2%
15	VMWare, Inc.	119,558	1.2%
16	Giesecke & Devrient America	112,110	1.2%
17	Northrop Grumman Systems Corp.	111,469	1.1%
18	Randstad General Partner (US)	109,638	1.1%
19	ADS Alliance Data Systems, Inc.	107,698	1.1%
20	Densbury Onshore LLC	100,000	1.0%
	Total	3,193,291	32.2%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income (loss) to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income (Loss) to FFO and AFFO:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2018	2017	2018	2017
Net income (loss)	$1,371	$(4,932)	$13,069	$(15,944)
Gain (loss) on sale of properties and properties held for sale	—	21	—	18,481
GAAP (income) loss from non-consolidated REITs	—	2,885	(6,793)	3,604
FFO from non-consolidated REITs	—	708	2,511	3,173
Depreciation & amortization	23,175	25,569	93,674	100,227
NAREIT FFO	24,546	24,251	102,461	109,541
Hedge ineffectiveness	—	2,096	—	1,878
Acquisition costs	—	—	—	18
Funds From Operations (FFO)	$24,546	$26,347	$102,461	$111,437

Funds From Operations (FFO)	$24,546	$26,347	$102,461	$111,437
Reverse FFO from non-consolidated REITs	—	(708)	(2,511)	(3,173)
Distributions from non-consolidated REITs	—	355	710	1,396
Amortization of deferred financing costs	717	667	2,940	2,485
Straight-line rent	(440)	254	381	(1,767)
Tenant improvements	(6,895)	(4,166)	(28,968)	(20,477)
Leasing commissions	(3,746)	(5,869)	(14,475)	(13,893)
Non-investment capex	(3,342)	(3,836)	(10,086)	(9,051)
Adjusted Funds From Operations (AFFO)	$10,840	$13,044	$50,452	$66,957

Per Share Data
EPS	$0.01	$(0.05)	$0.12	$(0.15)
FFO	$0.23	$0.25	$0.96	$1.04
AFFO	$0.10	$0.12	$0.47	$0.62

Weighted average shares (basic and diluted)	107,231	107,231	107,231	107,231

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness,  acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus deferred financing costs and (5) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income (Loss)

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude properties that are redevelopment properties, which include properties being developed, redeveloped or where redevelopment is complete but are in lease-up and are not stabilized, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Dec-18	30-Sep-18	(Dec)	Change
Region
East	945	$3,044	$3,868	$(824)	(21.3)%
MidWest	1,549	5,028	5,104	(76)	(1.5)%
South	4,384	13,916	14,903	(987)	(6.6)%
West	2,609	10,849	11,324	(475)	(4.2)%
Property NOI* from Operating Properties	9,487	32,837	35,199	(2,362)	(6.7)%
Dispositions and Redevelopment Properties	405	2,298	1,914	384	1.4%
NOI*	9,892	$35,135	$37,113	$(1,978)	(5.3)%

Sequential Same Store		$32,837	$35,199	$(2,362)	(6.7)%

Less Nonrecurring
Items in NOI* (a)		1,695	2,504	(809)	2.0%

Comparative
Sequential Same Store		$31,142	$32,695	$(1,553)	(4.7)%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	31-Dec-18	30-Sep-18
Net income	$1,371	$9,608
Add (deduct):
(Gain) loss on sale of properties and properties held for sale	—	—
Hedge ineffectiveness	—	—
Management fee income	(640)	(712)
Depreciation and amortization	23,327	23,277
Amortization of above/below market leases	(152)	(196)
General and administrative	3,162	3,394
Interest expense	9,200	9,935
Interest income	(1,192)	(1,157)
Equity in (income) loss of non-consolidated REITs	—	(7,180)
Non-property specific items, net	59	144

NOI*	$35,135	$37,113

(a)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.